Virtus ETF Trust II 485BPOS

Exhibit 99.(e)(1)

VIRTUS ETF TRUST II

AMENDMENT TO EXHIBIT A TO DISTRIBUTION AGREEMENT

THIS AMENDMENT (the “Amendment”) dated as of the 5th day of May 2026, to Exhibit A to the Distribution Agreement, dated December 1, 2019 (the “Distribution Agreement”), is entered into by and between VIRTUS ETF TRUST II (the “Trust”), a Delaware statutory trust registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and VP Distributors, LLC, a Delaware limited liability company with its principal place of business at One Financial Plaza, 26th Floor, Hartford, CT 06103 (the “Distributor”) .

WHEREAS, each of the Trust and the Distributor is a party to the Distribution Agreement; and

WHEREAS, each of the Trust and the Distributor desires to amend the Distribution Agreement to replace Exhibit A.

NOW, THEREFORE, the parties agree as follows:

1.                  Exhibit A to the Distribution Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.                  Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

VIRTUS ETF TRUST II		VP Distributors, LLC

By:	/s/ William J. Smalley	By:	/s/ David G. Hanley
	William J. Smalley, President		David G. Hanley, Treasurer

EXHIBIT A

(As of May 5, 2026)

Virtus AlphaSimplex Global Macro ETF

Virtus AlphaSimplex Managed Futures ETF

Virtus Duff & Phelps Clean Energy ETF

Virtus Duff & Phelps Real Estate Income ETF

Virtus Emerging Markets Dividend ETF

Virtus Emerging Markets Equity ETF

Virtus IG Public & Private Credit ETF

Virtus International Dividend ETF

Virtus International Small Cap ETF

Virtus KAR Mid-Cap ETF

Virtus Newfleet Securitized Income ETF

Virtus Newfleet Short Duration High Yield Bond ETF

Virtus Newfleet Short Duration Core Plus Bond ETF

Virtus Seix AAA Private Credit CLO ETF

Virtus Seix Senior Loan ETF

Virtus Silvant Growth Opportunities ETF

Virtus Silvant Growth Premium Income ETF

Virtus Silvant Small/Mid Growth ETF

Virtus Stone Harbor Emerging Markets High Yield Bond ETF

Virtus Stone Harbor International Bond ETF

Virtus Terranova U.S. Quality Momentum ETF

Virtus U.S. Dividend ETF

Virtus U.S. Small Cap Growth ETF

Virtus Zevenbergen Discovery Growth ETF

Virtus Zevenbergen Innovative Growth ETF